Exhibit 99.1

Contacts: Stuart C. Haselden Chief Financial Officer (212) 209-8461 Allison Malkin/Joe Teklits ICR, Inc. (203) 682-8200

J. CREW GROUP, INC. RELEASES THIRD QUARTER-TO-DATE SALES RESULTS

NEW YORK, October 28, 2013 - In connection with the proposed private bond offering by its indirect parent, J. Crew Group, Inc. (the “Company”) announced the following information today.

Selected Financial Information

Based on the Company’s unaudited preliminary interim financial statements for the two months ended October 5, 2013 and September 29, 2012:

•	Revenues increased $42.9 million, or 11.3%, to $422.3 million from $379.4 million last year;

•	Comparable company sales increased 4.3%; and

•	Direct net sales increased 20.7%.

Prospective Financial Information

The Company’s third quarter ending November 2, 2013 is not yet complete. However, the Company has included estimated guidance for certain prospective financial information, which is based on (i) the unaudited preliminary interim results of the first two months of the third quarter and (ii) the Company’s estimated results of the last month of the third quarter. These estimates, which consist entirely of forward-looking statements, represent management’s forecast as of today, and are subject to the completion of the quarter and adjustments resulting from the financial close process. These estimates are not necessarily indicative of operating results for any future quarter or results for the full year, and actual results may differ materially.

The Company’s estimates of certain prospective financial information for the third quarter ending November 2, 2013 are as follows:

•	Revenues are estimated to increase in the range of high-single to low-double digits from $555.8 million last year;

•	Comparable company sales are estimated to increase in the mid-single digits range, after an increase of 10.4% in the third quarter last year;

•	Direct net sales are estimated to increase in the high-teens from $156.8 million last year; and

•	Adjusted EBITDA is estimated to be up slightly from $98.9 million last year.

In addition, capital expenditures are planned to be approximately $135 to $145 million in fiscal 2013.

The Company expects to release the results of its third quarter in early December 2013.

J.Crew Group, Inc. is an internationally recognized multi-channel retailer of women’s, men’s and children’s apparel and accessories. As of October 5, 2013 the Company operates 313 retail stores (including 245 J.Crew retail stores, eight crewcuts stores and 60 Madewell stores), jcrew.com, jcrewfactory.com, the J.Crew catalog, madewell.com, the Madewell catalog, and 114 factory stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions and statements relating to the Company’s estimated results for the fiscal quarter ended November 2, 2013) that are not statements of historical fact should be considered forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect our current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including our substantial indebtedness and lease obligations, the strength of the global economy, declines in consumer spending or changes in seasonal consumer spending patterns, competitive market conditions, our ability to anticipate and timely respond to changes in trends and consumer preferences, our ability to successfully develop, launch and grow our newer concepts and execute on strategic initiatives, products offerings, sales channels and businesses, material disruption to our information systems, our ability to implement our real estate strategy, our ability to implement our international expansion strategy, our ability to attract and retain key personnel, interruptions in our foreign sourcing operations, and other factors which are set forth in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K and in all filings with the SEC made subsequent to the filing of the Form 10-K. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.